Exhibit 10.11

EIGHTH AMENDMENT AGREEMENT

EIGHTH AMENDMENT AGREEMENT, dated as of June 30, 2009 (this “Amendment”), to the Receivables Loan and Security Agreement, dated as of March 31, 2006, among Resource Capital Funding, LLC, as Borrower (the “Borrower”), Leaf Financial Corporation, as Servicer (the “Servicer”), Black Forest Funding Corporation, as Lender (the “Lender”), Bayerische Hypo- und Vereinsbank AG, New York Branch, as Agent (the “Agent”), U.S. Bank National Association, as Custodian and the Agent’s Bank, and Lyon Financial Services, Inc. (d/b/a U.S. Bank Portfolio Services), as the Backup Servicer (as the same has been and may be further amended, supplemented, modified and/or restated in accordance with its terms, the “RLSA”). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed thereto in the RLSA.

WHEREAS, the parties hereto have agreed to amend the RLSA on the terms and subject to the conditions herein set forth;

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the fulfillment of the conditions set forth below, the parties hereto agree as follows:

SECTION 1. AMENDMENTS TO THE RLSA

(A)     Section 1.01(b) of the RLSA is hereby amended by deleting the definitions of each of the following terms and substituting in lieu thereof the following:

“Allonge” means an allonge in the form attached hereto as Exhibit G, provided that, with respect to each Allonge required to be delivered as part of a Pool B Master Receivable File relating to an Underlying Originator Loan Contract acquired by TRS or Fund 4 from the Originator, “Allonge” shall mean an allonge in the form attached hereto as Exhibit G, but with each reference to “RCC Commercial, Inc.” therein replaced by a reference to “Resource TRS, Inc.” or “LEAF Equipment Finance Fund 4, L.P.”, as applicable.

“Change of Control” means that at any time (i) neither LEAF Financial nor LEAF Asset Management, LLC is the general partner of Fund 4, (ii) Fund 4 shall own directly or indirectly less than 100% of all membership interests of the Borrower, (iii) Resource America shall own directly or indirectly less than 50.1% of all Capital Stock or voting power of the Servicer, (iv) the Servicer shall own directly or indirectly less than 80% of all Capital Stock or voting power of Originator, (v) Fund 4 or the Borrower merges or consolidates with any other Person without the prior written consent of the Agent, (v) the Servicer or the Originator merges or consolidates with any other Person and the Servicer or the Originator, as applicable, is not the surviving entity, (vii) either of Crit DeMent or Miles Herman is not employed in a senior management position at the Servicer, is not involved in the day-to-day operations of the Servicer or is not able to perform substantially all of his duties as an employee of the Servicer during any three month period and, in each case, has not been replaced by a person approved by the Agent in writing within 90 days of any such event or (viii) Resource America shall own directly or indirectly less than 50.1% of all Capital Stock or voting power of the general partner of Fund 4.

“Originator Insurance Agreement” means, collectively, (i) that certain letter agreement regarding the Originator’s obligations as named loss payee under Insurance Policies and Underlying Insurance Policies, dated as of the date hereof, among the Originator, the Servicer, the Borrower, RCC and the Agent, as such agreement may from time to time be amended, restated, supplemented and/or otherwise modified in accordance with the terms thereof, (ii) that certain letter agreement regarding the Originator’s obligations as named loss payee under Insurance Policies and Underlying Insurance Policies, dated as of the Fifth Amendment Effective Date, among the Originator, the Servicer, the Borrower, TRS and the Agent, as such agreement may from time to time be amended, restated, supplemented and/or otherwise modified in accordance with the terms thereof and (iii) that certain letter agreement regarding the Originator’s obligations as named loss payee under Insurance Policies and Underlying Insurance Policies, dated as of the Eighth Amendment Effective Date, among the Originator, the Servicer, the Borrower, Fund 4 and the Agent, as such agreement may from time to time be amended, restated, supplemented and/or otherwise modified in accordance with the terms thereof.

“Originator Sale Agreement” means (i) with respect to any Receivable acquired by RCC as PCA Seller prior to the Fifth Amendment Effective Date, the applicable “Assignment Agreement (Pool A Contracts)” or “Assignment Agreement (Pool B Contracts),” substantially in one of the forms attached hereto as Exhibit K-1, between Originator, as seller, and RCC, as purchaser, together with all instruments, documents and agreements executed in connection therewith, as such agreement may from time to time be amended, supplemented or otherwise modified with the consent of the Agent, (ii) with respect to any Receivable acquired by TRS as PCA Seller on or after to the Fifth Amendment Effective Date and prior to the Eighth Amendment Date, the applicable “Assignment Agreement (Pool A Contracts)” or “Assignment Agreement (Pool B Contracts),” substantially in one of the forms attached hereto as Exhibit K-2, between Originator, as seller, and TRS, as purchaser, together with all instruments, documents and agreements executed in connection therewith, as such agreement may from time to time be amended, supplemented or otherwise modified with the consent of the Agent, and (iii) with respect to any Receivable acquired by Fund 4 on or after to the Eighth Amendment Effective Date, the applicable “Assignment Agreement (Pool A Contracts)” or “Assignment Agreement (Pool B Contracts),” substantially in one of the forms attached hereto as Exhibit K-3, between Originator, as seller, and Fund 4, as purchaser, together with all instruments, documents and agreements executed in connection therewith, as such agreement may from time to time be amended, supplemented or otherwise modified with the consent of the Agent.

“PCA Seller” means individually, and “PCA Sellers” means collectively, each of RCC in its capacity as seller/contributor under the Purchase and Contribution Agreement prior to the Fifth Amendment Effective Date, TRS in its capacity as seller/contributor under the Purchase and Contribution Agreement on and after the Fifth Amendment Effective Date and prior to the Eighth Amendment Date, and Fund 4 in its capacity as seller/contributor under the Purchase and Contribution Agreement on and after the Eighth Amendment Effective Date.

“Minimum Tangible Net Worth” means:

(i) with respect to LEAF Financial, Tangible Net Worth (measured as of each fiscal quarter end) in an amount not less than the sum of (i) $17,000,000, plus

(ii) 50% of the aggregate net income of LEAF Financial for each fiscal quarter beginning with the fiscal quarter ending June 30, 2008; and (ii) with respect to Fund 4, Tangible Net Worth (measured as of each fiscal quarter end) in an amount not less than the lesser of (x) the sum of (1) $40,000,000, plus (2) 90% of the aggregate amount of net proceeds (new capital less expenses and distributions) of any new equity contributions raised by Fund 4 for each fiscal quarter beginning with the fiscal quarter ending June 30, 2009, and (y) the Facility Amount.

“Tangible Net Worth” means, with respect to any Person, the amount calculated in accordance with GAAP(without any duplication and adjusted to back out any additions or subtractions based on mark-to-market gain or loss, or other comprehensive income under Statements of Financial Accounts Standards No. 133) as (i) the consolidated net worth of such Person and its consolidated subsidiaries, plus (ii) to the extent not otherwise included in such consolidated net worth, unsecured subordinated Debt of such Person and its consolidated subsidiaries and, without duplication, unsecured subordinated fees payable by such Person and its consolidated subsidiaries, the terms and conditions of which, in each case, are reasonably satisfactory to the Agent, minus (iii) the consolidated intangibles of such Person and its consolidated subsidiaries, including, without limitation, goodwill, trademarks, tradenames, copyrights, patents, patent allocations, licenses and rights in any of the foregoing and other items treated as intangibles in accordance with GAAP.

“Transaction Documents” means this Agreement, the Purchase and Contribution Agreement, any Originator Sale Agreement, the PCA Seller Assignment Agreement, the LEAF Funding to Fund 4 Assignment Agreement, the TRS to Fund 4 Assignment Agreement, the TRS to LEAF Funding Assignment Agreement, the Lockbox Intercreditor Agreement, the Collection Account Agreement, the Security Deposit Account Agreement, each Cash Reserve Account Agreement, the Fee Letter, the Custodial Agreement, the Northern Lease Bailment Agreement, Northern Lease Bailment Agreement Direction Letter, the Originator Insurance Agreement and each Qualifying Interest Rate Swap and each document and instrument related to any of the foregoing.

(B)     Section 1.01(b) of the RLSA is hereby amended by adding each of the following definitions in its correct alphabetical place:

“Eighth Amendment Effective Date” means June 30, 2009.

“Fund 4” means LEAF Equipment Finance Fund 4, L.P.

“LEAF Funding to Fund 4 Assignment Agreement” means that certain Sale and Assignment Agreement, dated as of the Eighth Amendment Effective Date, by and between LEAF Funding, as seller, and Fund 4, as buyer.

“TRS to Fund 4 Assignment Agreement” means that certain Assignment and Assumption Agreement, dated as of the Eighth Amendment Effective Date, by and between TRS, as assignor, and Fund 4, as assignee.

“TRS to LEAF Funding Assignment Agreement” means that certain Sale and Assignment Agreement, dated as of the Eighth Amendment Effective Date, by and between TRS, as seller, and LEAF Funding, Inc., as buyer.

(C)     The definition of “Global Overconcentration Amount” set forth in the RLSA is hereby amended by deleting the reference to “Resource Capital Corp.,” set forth therein.

(D)     Section 2.14 of the RLSA is hereby amended by inserting “the LEAF Funding to Fund 4 Assignment Agreement, the TRS to Fund 4 Assignment Agreement, the TRS to LEAF Funding Assignment Agreement,” immediately following the words “the PCA Seller Assignment Agreement,” therein.

(E)     Section 4.03 of the RLSA is hereby amended by deleting each use of the defined term “TRS” therein and substituting in lieu thereof the defined term “Fund 4”.

(F)     Section 5.01(f) of the RLSA is hereby amended by replacing each reference to “Resource Capital Corp.” therein with a reference to “Fund 4”.

(G)     Section 5.01(g) of the RLSA is hereby amended and restated to read in its entirety as follows:

(g) The Borrower shall take all other actions necessary to maintain the accuracy of the factual assumptions set forth in (i) the legal opinions of Thacher Proffitt & Wood LLP, as special counsel to LEAF Financial, Originator, TRS, RCC and the Borrower and (ii) the legal opinions of Sonnenschein Nath & Rosenthal LLP, as special counsel to LEAF Financial, Originator, Fund 4 and the Borrower, in each case issued in connection with the Purchase and Contribution Agreement and relating to the issues of substantive consolidation and true conveyance of the Pledged Receivables.

(H)     Section 6.05(c) of the RLSA is hereby amended by deleting the defined term “TRS” therein and inserting in lieu thereof the defined term “Fund 4”.

(I)       Section 6.13(d) of the RLSA is hereby amended to read in its entirety as follows:

(d)     [Intentionally omitted.]

(J)       Section 6.13(g) of the RLSA is hereby amended to read in its entirety as follows:

(g)     [Intentionally omitted.]

(K)     Section 6.13 of the RLSA is hereby amended by inserting the following clauses (k) and (l) immediately following clause (j) of such Section 6.13:

(i)     As soon as available and no later than forty-five (45) days after the end of each calendar quarter in each fiscal year of Fund 4, the Servicer (if LEAF Financial or an Affiliate thereof) shall deliver to the Lender and the Agent two copies of:

(i)     a consolidated balance sheet of Fund 4 and its consolidated subsidiaries as of the end of such calendar quarter, setting forth in comparative form the corresponding figures for the most recent year-end for which an audited balance sheet has been prepared, which such balance sheet shall be prepared and presented in accordance with, and provide all necessary disclosure required by, GAAP and shall be accompanied by a certificate signed by the financial vice president, treasurer, chief financial officer or controller of the general partner of Fund 4 stating that such balance sheet presents fairly the financial condition of the companies being reported upon and has been prepared in accordance with GAAP consistently applied; and

(ii)     consolidated statements of income, investors’ equity and cash flow of Fund 4 and its consolidated subsidiaries for such calendar quarter, in each case, setting forth in comparative form the corresponding figures for the comparable period one year prior thereto (subject to normal year-end adjustments), which such statements shall be prepared and presented in accordance with, and provide all necessary disclosure required by, GAAP and shall be accompanied by a certificate signed by the financial vice president, treasurer, chief financial officer or controller the general partner of of Fund 4 stating that such financial statements present fairly the financial condition and results of operations of the companies being reported upon and have been prepared in accordance with GAAP consistently applied.

(j)     As soon as available and no later than ninety (90) days after the end of each fiscal year of Fund 4, the Servicer (if LEAF Financial or an Affiliate thereof) shall deliver to the Lender and the Agent two copies of:

(i)     a consolidated and consolidating balance sheet of Fund 4 and its consolidated subsidiaries as of the end of the fiscal year, setting forth in comparative form the figures for the previous fiscal year and accompanied by an opinion of a firm of independent certified public accountants of nationally recognized standing acceptable to the Agent stating that such balance sheet presents fairly the financial condition of the companies being reported upon and has been prepared in accordance with GAAP consistently applied (except for changes in application in which such accountants concur); and

(ii)     consolidated and consolidating statements of income, investors’ equity and cash flow of Fund 4 and its consolidated subsidiaries for such fiscal year; in each case setting forth in comparative form the figures for the previous fiscal year and accompanied by an opinion of a firm of independent certified public accountants of nationally recognized standing acceptable to the Agent stating that such financial statements present fairly the financial condition of the companies being reported upon and have been prepared in accordance with GAAP consistently applied (except for changes in application in which such accountants concur).

(L)     Section 7.01 of the RLSA is hereby amended by inserting the following clause (p) immediately before Section 7.01(q):

(p)     Fund 4 shall, at any time, permit its Tangible Net Worth to be less than its Minimum Tangible Net Worth; or

(M)     Items 5, 6, 22, 33, 34, 37 and 60 of Schedule III-A of the RLSA are each hereby amended by deleting each such item in its entirety and substituting in lieu thereof the applicable numbered item set forth in Schedule III-A to this Amendment.

(N)     Items 5, 6, 22, 33, 34, 37 and 60 of Schedule III-B of the RLSA are each hereby amended by deleting each such item in its entirety and substituting in lieu thereof the applicable numbered item set forth in Schedule III-B to this Amendment.

(O)     Item 48 of Schedule III-C of the RLSA is hereby amended by deleting each such item in its entirety and substituting in lieu thereof item 48 set forth in Schedule III-C to this Amendment.

(P)     The exhibits to the RLSA are hereby amended by inserting Exhibit K-3 to this Amendment immediately following Exhibit K-2 to the RLSA.

(Q)     Each of Section 6.14(c), Section 7.01(a), Section 7.01(d) of the RLSA is hereby amended by deleting the reference to “Resource Capital Corp.,” set forth therein.

(R)     Except as otherwise required by clauses (A) – (Q) of this Section 1, the RLSA is hereby amended by (i) deleting each use of the defined term “TRS” in the RLSA (other than in the definition of “TRS”, Section 5.01(g), and clause (e) of Schedule I to the RLSA) and substituting in lieu thereof the defined term “Fund 4”.

SECTION 2. TERMINATION OF GUARANTY AGREEMENTS

The relevant parties hereto agree that, upon the effectiveness of this Amendment pursuant to Section 3 hereof, the Limited Guaranty and Indemnification Agreement and the Limited Guaranty and Indemnification Agreement (TRS) shall be terminated. The parties to this Amendment hereby agree that Resource Capital Corp. shall be a third party beneficiary of this Section 2.

SECTION 3. CONDITIONS TO EFFECTIVENESS

This Amendment shall be effective upon the date of (i) the delivery to the Agent of counterparts hereof executed by each of the parties hereto and (ii) the Agent’s receipt, on or before the date hereof, of the items listed in Annex A hereto, each in form and substance satisfactory to the Agent and the Lender, (iii) payment in full of the Restructuring Fee (as such term is defined in that certain Restructuring Fee Letter between the Agent and the Borrower and dated as of the date hereof) that is due upon the execution of this Amendment and (iv) Kaye Scholer LLP, counsel to the Agent, shall have received payment in full of all legal fees and expenses invoiced on or prior to June 30, 2009.

SECTION 4. MISCELLANEOUS

(a)     The Borrower and the Servicer each hereby certifies that the representations and warranties set forth in Article IV of the RLSA (and any other representations and warranties made by the Borrower or the Servicer in the RLSA) are true and correct on the date hereof with the same force and effect as if made on the date hereof, except to the extent that such representations and warranties speak specifically to an earlier date, in which case they shall have been true and correct on such date. In addition, the Borrower and the Servicer each represents and warrants that (a) no unwaived Early Amortization Event or Event of Default (nor any event that but for notice or lapse of time or both would constitute an unwaived Early Amortization Event or Event of Default) shall have occurred and be continuing as of the date hereof nor shall any unwaived Early Amortization Event or Event of Default (nor any event that but for notice or lapse of time or both would constitute an unwaived Early Amortization Event or Event of Default) occur due to this Amendment becoming effective, (b) the Borrower and the Servicer each has the corporate power and authority to execute and deliver this Amendment and has taken or caused to be taken all necessary corporate actions to authorize the execution and delivery of this Amendment and (c) no consent of any other person (including, without limitation, shareholders or creditors of the Borrower or the Servicer), and no action of, or filing with any governmental or public body or authority is required to authorize, or is otherwise required in connection with the execution and performance of this Amendment other than such that have been obtained.

(b)     The RLSA, as amended hereby, is hereby ratified and confirmed in all respects and remains in full force and effect in accordance with its terms.

(c)     All references in the RLSA to “this Agreement” and “herein” and all references to the RLSA in the documents executed in connection with the RLSA shall mean the RLSA as amended hereby and as it may in the future be amended, restated, supplemented or modified from time to time.

(d)     Pursuant to Section 9.02 of the RLSA, (i) the Borrower hereby provides written notice to the other parties to the RLSA that its address for notices provided thereunder is Resource Capital Funding, LLC, c/o LEAF Financial Corporation, One Commerce Square, 2005 Market Street, 15th Floor, Philadelphia, PA 19103, Attn: Miles Herman, Telecopier No.: 215.640.6363, Telephone No.: 215.717.3358, (ii) the Servicer hereby provides written notice to the other parties to the RLSA that its address for notices provided thereunder is LEAF Financial Corporation, One Commerce Square, 2005 Market Street, 15th Floor, Philadelphia, PA 19103, Attn: Miles Herman, Telecopier No.: 215.640.6363, Telephone No.: 215.717.3358, and (iii) the Agent hereby provides written notice to the other parties to the RLSA that its address for notices provided thereunder is Bayerische Hypo- und Vereinsbank AG, as Agent, 150 East 42nd Street, New York, NY 10017, Attn: Richard Rowe, Telecopier No.: 212.672.5521, Telephone No.: 212.672.5481

(e)     This Amendment may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or by electronic mail in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart of this Amendment.

(f)     The Borrower hereby agrees to pay all costs and expenses incurred by the Lender, the Agent and U.S. Bank National Association in connection with this Amendment, including, without limitation, the fees and expenses of Kaye Scholer LLP, counsel to the Lender and the Agent.

(g)     GOVERNING LAW. THIS AMENDMENT SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

[Signature pages to follow.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

THE BORROWER:	RESOURCE CAPITAL FUNDING, LLC

	By:	/s/ Miles Herman
	Name:	Miles Herman
	Title:	VP, Equipment Leasing

THE SERVICER:	LEAF FINANCIAL CORPORATION

	By:	/s/ Miles Herman
	Name:	Miles Herman
	Title:	President/COO

THE AGENT:	BAYERISCHE HYPO- UND VEREINSBANK AG, NEW YORK BRANCH

	By:	/s/ Dennis Conway
	Name:	Dennis Conway
	Title:	Director

	By:	/s/ Paul Gex
	Name:	Paul Gex
	Title:	Director

THE LENDER:	BLACK FOREST FUNDING CORPORATION

	By:	/s/ Philip A. Martone
	Name:	Philip A. Martone
	Title:	Vice President

THE CUSTODIAN AND THE AGENT’S BANK:	U.S. BANK NATIONAL ASSOCIATION

	By:	/s/ Diane L. Reynolds
	Name:	Diane L. Reynolds
	Title:	Vice President

THE BACKUP SERVICER:	LYON FINANCIAL SERVICES, INC. (D/B/A U.S. BANK PORTFOLIO SERVICES)

	By:	/s/ Joseph Andries
	Name:	Joseph Andries
	Title:	Senior Vice President